UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation Reductions

On April 24, 2020, in response to the impact of the COVID-19 pandemic on Tile Shop Holdings, Inc. (the “Company”), the economy and the industry, the Board of Directors (the “Board”) of the Company approved, and each executive officer agreed to, a temporary reduction in the base salaries otherwise payable to the executive officers. Cabell H. Lolmaugh, Chief Executive Officer of the Company, and Nancy DiMattia, Senior Vice President and Chief Financial Officer, have agreed to a 20% reduction in each of their salaries, and Mark B. Davis, Vice President Investor Relations and Chief Accounting Officer, has agreed to a 15% reduction of his salary. Following such reductions, Mr. Lolmaugh’s, Ms. DiMattia’s and Mr. Davis’s annual base salary rates are $280,000, $200,000, and $154,947, respectively.

The base salary reductions are effective from April 16, 2020 (which is the beginning of the Company’s current pay period) until such time as the Board determines otherwise. The base salary reductions are expected to be temporary until the Company resumes normal operations.

The Company entered into a letter agreement with each of Mr. Lolmaugh, Ms. DiMattia and Mr. Davis regarding their salary reductions. The description set forth above is qualified in its entirety by the full text of the letter agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Director Compensation Reductions

In further response to the impact of the COVID-19 pandemic, the Board modified the Company’s non-employee director compensation to reduce the annual fees payable to the chairpersons of the Board and its committees during the period commencing on the date immediately following the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and concluding on the date of the Company’s 2021 Annual Meeting of Stockholders (or such earlier date as the Board determines otherwise). Each of the Company’s non-employee directors will continue to receive an annual fee of $100,000. The additional annual fee payable to the chairperson of the Board was reduced from $75,000 to $50,000, the additional annual fee payable to the chairperson of the Audit Committee was reduced from $40,000 to $20,000, and the additional annual fees of $15,000 that were previously payable to the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee were eliminated.

Item 8.01	Other Events

Timing of Filing of Proxy Statement for 2020 Annual Meeting of Stockholders

The Company is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465), to delay the filing of its Definitive Proxy Statement (the “Proxy Statement”) relating to its Annual Meeting, including the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, pursuant to General Instruction G(3) of Form 10-K (the “Part III Information”), which it expects to include in the Proxy Statement, due to the circumstances related to the COVID-19 pandemic. The Company expects to file the Proxy Statement, including the Part III Information, no later than June 13, 2020 (which is 45 days from the Proxy Statement’s original filing deadline of April 29, 2020). The Annual Meeting will be held later in the year, and the meeting and record dates will be included in the Proxy Statement.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding COVID-19 in the United States, necessitating the Company to modify its business practices. Since early March 2020, the Company has been following the recommendations of state and local health authorities to minimize the exposure risk for its team members, including restricting access to some of the Company’s stores and its physical offices. Management has had to devote significant time and attention to assessing the potential impact of COVID-19 and related events on the Company’s operations and financial position and developing operational and financial plans to address those matters, which has diverted management resources from completing tasks necessary to file the Proxy Statement with the Part III Information by the original due date of the Part III Information.

Supplemental Risk Factor

The Company (also referred to as “we”, “us” and “our”) is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor:

The COVID-19 pandemic has negatively impacted, and we anticipate will continue to materially adversely affect, our business, financial condition, results of operations and cash flows.

The novel strain of coronavirus, COVID-19, was first identified in China in late 2019. It has since spread globally and was declared a pandemic by the World Health Organization in March 2020. The COVID-19 pandemic has materially adversely affected our business, and we anticipate it will continue to negatively impact us at least throughout the duration of the pandemic. The full extent of the impact of the COVID-19 pandemic on our business and financial performance remains uncertain. Some economists have predicted that the United States may enter a recession as a result of the COVID-19 pandemic, which would prolong and exacerbate the negative impact on us.

In response to COVID-19, governmental authorities have implemented numerous measures to try to contain the virus, such as travel bans and restrictions, prohibitions on group events and gatherings, shutdowns of certain businesses, curfews, shelter in place orders and recommendation to practice social distancing. Such measures have impacted, and may continue to affect, our workforce, operations, suppliers and customers. For instance, several of our stores have been required to limit their hours or close entirely; our store traffic and sales have decreased; and we have reduced the size of, and may have to further reduce, our workforce. While we have implemented work from home policies for a portion of our workforce, our store-based workforce comes into close contact with our customers as part of their day-to-day responsibilities, which increases the likelihood that they could contract COVID-19, which could potentially adversely affect our ability to adequately staff our stores and require us to incur additional costs to sanitize the impacted location. In addition, employees working remotely may not have the resources available to enable them to maintain the same level of productivity and efficiency, and increased reliance on remote access to our information systems increases our exposure to potential cybersecurity threats.

We have taken additional steps to curtail our operating expenses and conserve cash, including suspending incentive compensation programs and reducing executive compensation; limiting inventory purchases; cutting anticipated spending on capital projects; and pursuing rent deferrals with our landlords. While we anticipate that such measures will be temporary, we cannot predict how long we may need to keep such measures in effect. In addition, we may elect or need to take additional remedial measures as the information available to us continues to develop, including with respect to our workforce, relationships with our third-party vendors, and our customers. There is no certainty that the remedial measures we have implemented to date, or any additional remedial steps we may take in the future, will be sufficient to mitigate the risks posed by COVID-19. Further, such measures could potentially materially adversely affect our business, financial condition and results of operations and create additional risks for us.

The ultimate magnitude of COVID-19, including the full extent of the material negative impact on our financial and operational results, will depend on future developments, including the duration of the pandemic and the related length of its impact on the global economy, which are uncertain and cannot be predicted at this time. The resumption of our normal business operations may be delayed or constrained by lingering effects of COVID-19 on our customers, suppliers and/or third-party service providers. Our liquidity position is dependent on our ability to borrow under our credit facility, and should such facility become unavailable, we may face difficulties obtaining financing and accessing credit markets. Furthermore, the extent to which our mitigation efforts are successful, if at all, is not currently ascertainable, and we cannot predict the full impact of the COVID-19 pandemic on our business and results of operations.

Forward Looking Statements

This report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s anticipated filing of its Proxy Statement and the impact of COVID-19 on the Company’s business, financial condition, results of operations and cash flows. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Letter Agreement, dated as of April 24, 2020, by and between the Company and Cabell H. Lolmaugh.

10.2	Letter Agreement, dated as of April 24, 2020, by and between the Company and Nancy DiMattia.

10.3	Letter Agreement, dated as of April 24, 2020, by and between the Company and Mark B. Davis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

By /s/ Nancy DiMattia
Date: April 27, 2020	Name: Nancy DiMattia
Title: Chief Financial Officer